Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of GW Pharmaceuticals plc

We consent to the incorporation by reference in Registration Statement No. 333-217329 on Form F-3 of our reports dated December 4, 2017, relating to the consolidated financial statements of GW Pharmaceuticals plc, and the effectiveness of GW Pharmaceuticals plc’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of GW Pharmaceuticals plc for the year ended September 30, 2017.

/s/ Deloitte LLP

London, United Kingdom

December 4, 2017